Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 29, 2001, included in this Form 10-K into the Company’s previously filed Registration Statements File Nos. 333-2868, 333-41495, 333-86495 and 333-43954.

/s/ ARTHUR ANDERSEN LLP

Phoenix, Arizona
February 27, 2001